UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2023
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward Looking Statements
All statements, other than those of historical fact, contained in this Current Report on Form 8-K, are forward-looking statements, including preliminary financial information and results of operations for the three months and year ended December 31, 2022 and the Company’s estimates as to if and when it may achieve profitability. The actual results, performance or achievements of Exagen Inc. (the “Company”) could differ materially from those expressed or implied by forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including those related to the preliminary nature of our estimated financial information and results of operations estimates for the three months ended March 31, 2023 and the three months and year ended December 31, 2022, which are subject to completion of the Company’s financial closing procedures and year-end audit; and the factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission (the “SEC”). You are urged to carefully consider all such factors. The forward-looking statements contained herein and the exhibits hereto represent the Company’s views only as of the date of this Current Report on Form 8-K and the Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or other circumstances occurring after the date of this Current Report on Form 8-K except as required by law.
Item 2.02.    Results of Operations and Financial Conditions.
The Company is providing certain preliminary financial information and results of operations for the three months and year ended December 31, 2022, based on currently available information. The Company’s financial closing procedures with respect to the estimated financial data provided below are not yet complete. These procedures often result in changes to accounts. As a result, the Company’s final results may vary from the preliminary results presented below. The Company undertakes no obligation to update or supplement the information provided below until it releases its financial statements for the three months and year ended December 31, 2022.
The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, our management. BDO USA, LLP (“BDO”) has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial information and results of operations. Accordingly, BDO does not express an opinion or any other form of assurance with respect thereto.
Based on currently available information, the Company estimates that it delivered approximately 33,800 and 135,000 units of its lead testing product, AVISE® CTD, during the three months and year ended December 31, 2022, respectively.
The information provided in this Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.
Item 7.01.    Regulation FD Disclosure.
On January 9, 2023, the Company updated its corporate presentation slides (the “Corporate Presentation Slides”). A copy of the Corporate Presentation Slides are furnished herewith as Exhibit 99.1.
The information provided in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act except as expressly set forth by specific reference in such filing.
Item 8.01.    Other Events.
The following information included in the Corporate Presentation Slides is “filed” for purposes of Section 18 of the Exchange Act:
•The information included in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.
•For the three months ended March 31, 2023, the Company expects revenue to be in the range of $8.2 million to $9.2 million.
•Assuming a gross margin of 60%, the Company estimates that it can achieve profitability if it obtains annual revenues of $75 million.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Corporate Presentation
104	Cover Page Interactive Data file (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: January 9, 2023	By:	/s/ Kamal Adawi
Name: Kamal Adawi
Title: Chief Financial Officer